EXHIBIT 5


                                          June 20, 1997

Board of Directors
Hungarian Telephone and
  Cable Corp.
100 First Stamford Place
Stamford, Connecticut 06902

Gentlemen:

         I am the General Counsel of Hungarian Telephone and Cable Corp. (the "Company") and have been involved in the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-8 under the Securities Act of 1933, as amended, (the "Registration Statement") relating to 1,146,497 shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), offered pursuant to the Company's 1992 Incentive Stock Option Plan, as amended (the "Incentive Plan"), Non-Employee Director Stock Option Plan (the "Director Plan") and certain employment agreements between the Company and Frank R. Cohen and Robert Genova dated as of September 12, 1995, and Richard P. Halka dated as of January 9, 1997 (the "Employment Agreements").

         In this connection, I have reviewed originals or copies, certified or otherwise identified to my satisfaction, of the Company's Certificate of Incorporation, Bylaws, resolutions of its Board of Directors and such other documents and corporate records as I deemed appropriate for the purpose of giving this opinion.

         Based upon the foregoing, it is my opinion that:

         1. 5,000 of the shares of Common Stock being so registered have been duly authorized and are validly issued, fully paid and non-assessable.

         2. 1,141,497 of the shares of Common Stock that may be issued by the Company pursuant to the Incentive Plan, Director Plan or the Employment Agreements are duly reserved and will be, when issued and sold in the manner contemplated by the Registration Statement, Incentive Plan, Director Plan and Employment Agreements, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

         I hereby consent to the filing of this Opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement and to the reference to me under the heading "Legal Matters" in the Registration Statement.

                                    Very truly yours,


                                    /s/PETER T. NOONE
                                    -----------------------------------
                                    PETER T. NOONE
                                    General Counsel